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EXHIBIT 10.11


                                ELECTROGLAS, INC.

                       EMPLOYMENT AND CONSULTING AGREEMENT


                  This Employment and Consulting Agreement (the "Agreement") is entered into by and between Electroglas, Inc., a Delaware corporation ("Company"), and Neil R. Bonke ("Bonke"), and was approved by the Board of Directors on July 23, 1996.

                                    RECITALS

                  A. Bonke is currently employed by the Company and serves as Chairman of its Board of Directors.

                  B. Bonke desires to reduce his time commitment to the Company.

                  C. The Company desires to retain the services of Bonke as an employee/consultant through 1997, subject to the mutual agreement of Bonke and the Company.

                  Accordingly, the parties agree as follows:

                                    AGREEMENT

                  1. CONTINUED EMPLOYMENT. Bonke shall continue as an employee/consultant of the Company through December 31, 1997. During such period, he shall continue to serve as an advisor to the Chief Executive Officer. He shall not be required to devote his full time to the affairs of the Company.

                  2. SALARY, BONUS, BENEFITS, ETC. Bonke's salary shall continue at the annual rate of $278,000 through December 31, 1996. Thereafter, Bonke's salary shall be at the monthly rate of $25,000 through June 30, 1997. Thereafter, Bonke's salary will terminate unless Bonke remains as Chairman of the Board and/or enters into a definitive consultancy agreement with the Company, in such instance(s) the parties will agree to appropriate compensation.

                           Bonke shall not be eligible to receive an incentive
bonus for 1996, or thereafter.
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                           Bonke shall continue to receive all benefits
currently received by him, or made available to executive officers on or after the date hereof, until December 31, 1997.

                  3. CONTINUED SERVICE AS CHAIRMAN OF THE BOARD. Bonke shall continue to serve as Chairman of the Board of the Company, with the consent of the Board. Bonke may resign as Chairman at any time.

                  4. RETIREMENT. Bonke shall retire from the Company on January 1, 1998, which shall be his retirement date for purposes of all stock option agreements and other arrangements between Bonke and the Company. Bonke shall be entitled to receive any applicable company executive officer retirement benefits.

                  5. NOTICES. All notices or other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand or mailed, postage prepaid, by certified or registered mail, return receipt requested, and addressed to the Company at:

                          Electroglas, Inc.
                          3045 Stender Way
                          Santa Clara, California 95054

                          and to Bonke at:

                          13635 Vaquero Court
                          Saratoga, California 95070

                  6. ENTIRE AGREEMENT. The terms of this Agreement are intended by the parties to be the full and final expression of their agreement with respect to Bonke's relationship with the Company and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding involving this Agreement. Except as set forth herein, this Agreement fully supersedes any prior oral or written employment or consulting agreements between Bonke and the Company. The Change of Control Agreement between Bonke and the company, dated June 9, 1995, shall be applicable to this Agreement.

                  7. AMENDMENTS; WAIVERS. This Agreement may not be modified or amended, except by an instrument in writing, signed by Bonke and by a duly authorized representative of the Company. By an instrument in writing similarly executed, either party may waive compliance by the other party with any provision of this Agreement that such other party was or is
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obligated to comply with or perform, provided, however, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure. No failure to exercise and no delay in exercising any right, remedy, or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, or power provided herein or by law or in equity.

                  8. SEVERABILITY; ENFORCEMENT. If any provision of this Agreement, or the application thereof to any person, place, or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable, or void, the remainder of this Agreement and such provisions as applied to other persons, places, and circumstances shall remain in full force and effect.

                  9. GOVERNING LAW. Subject to Section 8, the validity, interpretation, enforceability, and performance of this Agreement shall be governed by and construed in accordance with the law of the State of California.

                  The parties have duly executed this Agreement as of the 23rd of July, 1996.



ELECTROGLAS, INC.                           NEIL R. BONKE



By: /s/ Curtis S. Wozniak                   /s/ Neil R. Bonke
   -------------------------------          -----------------------------------
Title:  Chief Executive Officer